                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EMCOR GROUP, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                               EMCOR GROUP, INC.
                        101 MERRITT SEVEN CORPORATE PARK
                           NORWALK, CONNECTICUT 06851

                            ------------------------

                           NOTICE OF SPECIAL MEETING

                            ------------------------

To the Stockholders of
EMCOR Group, Inc.

     A Special Meeting of Stockholders of EMCOR Group, Inc. (the 'Company') will be held in Room B at the Marriott Courtyard, 474 Main Avenue, Norwalk, Connecticut on February 12, 1998, at 10:00 A.M. (local time) for the following purpose:

            To consider adoption of a proposed amendment to the Restated Certificate of Incorporation that would amend Article Fourth thereof to increase the number of authorized shares of Common Stock from 13,700,000 shares to 30,000,000 shares.

     The Board of Directors has fixed the close of business on January 2, 1998 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

     YOUR ATTENTION IS RESPECTFULLY DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SHELDON I. CAMMAKER
                                          Secretary

Norwalk, Connecticut
January 9, 1998

                               EMCOR GROUP, INC.

                            ------------------------

                                PROXY STATEMENT
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 12, 1998

                            ------------------------

     The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation (the 'Company'), for use at a Special Meeting of Stockholders to be held at 10 A.M. (local time) on Thursday, February 12, 1998 in Room B at the Marriott Courtyard, 474 Main Avenue, Norwalk, Connecticut and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a duly exercised proxy bearing a later date and presenting it to the Secretary of the Company, or by attending the Special Meeting and voting in person. Unless otherwise specified, proxies from holders of Common Stock will be voted in favor of the proposal set forth in the Notice of a Special Meeting.

     As of December 31, 1997, the Company had outstanding 9,476,044 shares of Common Stock, par value $.01 per share (the 'Common Stock'). Only stockholders of record of Common Stock at the close of business on January 2, 1998 (the 'Record Date') are entitled to notice of, and to vote at, the Special Meeting. The mailing address of the principal executive offices of the Company is 101 Merritt Seven Corporate Park, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to stockholders is January 9, 1998.

     The Common Stock was the only voting security of the Company outstanding and entitled to vote on the Record Date. The holders of record of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Holders of Common Stock are entitled to one vote per share on the matter to be voted upon at the Special Meeting. Assuming the presence of a quorum at the Special Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting is required to adopt the proposed amendment to the Restated Certificate of Incorporation. With respect to an abstention from voting on any matter, the shares will be considered present and entitled to vote at the Special Meeting. Abstentions will have the effect of a vote against the proposed amendment. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on the proposed amendment (a broker non-vote), those shares will not be treated as present and entitled to vote on the amendment and, therefore, will be disregarded and will have the effect of a vote against the amendment.

                      AMENDMENT TO RESTATED CERTIFICATE OF
                        INCORPORATION TO INCREASE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Board of Directors has unanimously approved, and is submitting to the stockholders with a recommendation for its adoption, a proposed amendment to the Company's Restated Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue from 13,700,000 shares of Common Stock to 30,000,000 shares of Common Stock. The amendment is set forth in full below. Article Fourth of the Company's Restated Certificate of Incorporation currently authorizes the Company to issue 13,700,000 shares of Common Stock and 1,000,000 shares of Preferred Shares in such series and with such designated powers, preferences and rights as may be fixed from time to time by the Board of Directors for each series. If and when issued, the additional shares of Common Stock to be authorized would have the same rights and privileges as shares of Common Stock presently outstanding.

REASONS FOR THE AMENDMENT

     At December 31, 1997, 9,476,044 shares of the Common Stock out of the 13,700,000 shares available for issuance were issued and outstanding. In addition, 1,864,439 shares were reserved for issuance pursuant to the exercise of options granted or to be granted under the Company's 1994 Management Stock Option Plan, 168,500 shares were reserved for issuance pursuant to the exercise of options granted or to be granted under the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan, 605,012 shares were reserved for issuance upon exercise of the Company's Series X Warrants, 605,012 shares were reserved for issuance upon exercise of the Company's Series Y Warrants, and 140,618 shares were reserved for issuance upon resolution of certain disputed claims against the Company to be issued to holders of prepetition unsecured allowed claims against the Company in its Chapter 11 proceeding which concluded in December 1994. Accordingly, as of December 31, 1997, the Company had only 840,375 shares of Common Stock available for issuance for other purposes.

     The increase in the number of authorized shares of Common Stock will result in additional shares of Common Stock becoming available for issuance by the Board of Directors, from time to time, for any proper corporate purpose, which may or may not require stockholder approval. The availability for issuance of these additional shares of Common Stock will provide the Company with the ability to issue Common Stock in connection with future financings, acquisitions, employee and director stock based compensation plans, and stock dividends and to meet other corporate needs that might arise. The rules of the NASDAQ Stock Market, which pertain to the Company and other corporations listed on the Nasdaq National Market, require stockholder approval for the issuance of additional shares of Common Stock, among other things, for certain stock option and similar plans and major acquisitions.

     The Company has adopted, subject to stockholder approval, new plans for directors to provide stock based compensation to them as an alternative to payment in cash of their annual directors' retainer and an amendment increasing the number of shares available for the grant of options under the Company's 1994 Management Stock Option Plan. If the proposed amendment to increase the authorized Common Stock is not approved, the Company will not have sufficient shares of Common Stock for these purposes.

     Except as indicated in the preceding paragraph, the Company currently has no agreements, plans or arrangements for the issuance of shares of Preferred Stock or additional shares of Common Stock. However, the Company is considering the sale of Common Stock or debentures convertible into Common Stock. The Company has not decided when, or whether, it will proceed with any such sale. If the proposed amendment to increase the authorized Common Stock is approved, such a sale would not require stockholder approval.

     The additional shares of Common Stock also will be available for issuance in connection with the Company's stockholders rights plan. However, under the stockholders rights plan if sufficient shares of Common Stock are not available, the Company may issue other securities or property in lieu thereof.

     None of the Company's Preferred Stock is currently issued or outstanding.

THE AMENDMENT

     The proposed amendment would amend Article FOURTH of the Restated Certificate of Incorporation of the Company to read in its entirety as follows:

          'FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Thirty One Million (31,000,000) shares, consisting of Thirty Million (30,000,000) shares of Common Stock, of a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, of a par value of $.10 per share, in such series and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by resolution or resolutions of the Board of Directors for each series.'

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Special Meeting is required to adopt the proposed amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 31, 1997 certain information regarding beneficial ownership of the Company's Common Stock by each person or group known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as otherwise noted, to the Company's knowledge, each person or group listed below has sole voting and investment power with respect to the shares listed next to its name.

                                                 NUMBER OF SHARES          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED          OWNED
-------------------------------------------     ------------------         -------
OCM Principal Opportunities Fund, L.P.  ...            943,645(1)             9.9%
  550 South Hope Street
  Los Angeles, California 90071
Cumberland Associates .....................            830,003(2)             8.8%
  114 Avenue of the Americas
  New York, New York 10036
Jeffrey L. Gendell ........................            788,600(3)             8.3%
  200 Park Avenue, Suite 3900
  New York, New York 10016

------------------
(1) As reported in Amendment No. 2 dated December 9, 1997 to Schedule 13D filed with the Securities and Exchange Commission (the 'SEC') by OCM Principal Opportunities Fund, L.P. (the 'Fund') and Oaktree Capital Management, LLC, General Partner of the Fund.

(2) As stated in Amendment No. 4 dated September 25, 1997 to its Schedule 13D filed with the SEC, Cumberland Associates has sole voting power and sole power to dispose or to direct the disposition of 695,903 of these shares and shared voting power and shared power to dispose or to direct the disposition of 134,100 of these shares.

(3) As reported in Amendment No. 1, dated December 18, 1997 to Schedule 13D filed with the SEC by Jeffrey L. Gendell, Tontine Partners, L.P., Tontine Management, L.L.C. and Tontine Overseas Associates, L.L.C. (as investment manager to Tontine Overseas Fund, Ltd.) includes: 188,050 shares beneficially owned by Tontine Partners, L.P. and Tontine Management, L.L.C. and 596,550 shares beneficially owned by Tontine Overseas Associates, L.L.C. Of these shares, 21,000 shares may be acquired upon exercise of Series X Warrants of the Company. In addition, Mr. Gendell has sole power to vote and sole power to dispose of 4,000 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of December 31, 1997 certain information regarding the beneficial ownership of Common Stock by each of the Company's directors, its chief executive officer, each of the four most highly compensated executive officers of the Company for its fiscal year ended December 31, 1997, and all its directors and executive officers as a group. Except as otherwise noted, to the Company's knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

                                   AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1)         PERCENT
------------------------------    -----------------------         -------
Frank T. MacInnis.............            136,333(2)                  *
Stephen W. Bershad............             26,500(3)                  *
David A. B. Brown.............             10,000(3)                  *
Albert Fried, Jr..............             13,007(3)(4)               *
Malcolm T. Hopkins............             26,500(3)                  *
Kevin C. Toner................             11,000(3)                  *
Sheldon I. Cammaker...........             33,333(2)                  *
Leicle E. Chesser.............             33,333(2)                  *
Jeffrey M. Levy...............             34,333(2)                  *
R. Kevin Matz.................              2,000(2)                  *
All directors and executive
  officers as a group.........            342,839(5)                3.5%

------------------
 * Represents less than 1%.

(1) The information contained in this table reflects 'beneficial ownership' as defined in Rule 13d-3 of the Securities Exchange Act of 1934. All percentages set forth in this table have been rounded.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(2) Includes in the case of Mr. MacInnis, 133,333 shares of Common Stock, in the case of each of Messrs. Cammaker, Chesser and Levy, 33,333 shares of Common Stock, and in the case of Mr. Matz, 2,000 shares of Common Stock, that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days granted pursuant to the Company's 1994 Management Stock Option Plan.

(3) Includes in the case of Mr. Bershad, 16,500 shares, in the case of Mr. Brown, 9,000 shares, in the case of Mr. Fried, 3,000 shares, in the case of Mr. Hopkins, 16,500 shares, and in the case of Mr. Toner, 6,000 shares, that may be acquired upon the exercise of presently exercisable options granted to each non-employee Director pursuant to the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan.

(4) Amount includes beneficial ownership of 10,007 shares of Common Stock by Albert Fried & Company, LLC ('AF&C'), of which Mr. Fried is the Managing Member. AF&C was a holder of prepetition unsecured claims against the Company in its Chapter 11 proceeding concluded in December 1994. There is a reserve of 140,618 shares of Common Stock for disputed claims against the Company to be issued to the holders of prepetition unsecured allowed claims, including AF&C. To the extent such disputed claims are disallowed, the number of shares beneficially owned by AF&C will increase in a presently undeterminable amount.

(5) Includes 302,999 shares of Common Stock that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days granted pursuant to the Company's 1994 Management Stock Option Plan and 1995 Non-Employee Directors' Non-Qualified Stock Option Plan.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals must be received by the Company at its principal offices in Norwalk, Connecticut on or before February 20, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to its next annual meeting of stockholders.

                               OTHER INFORMATION

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. Morrow & Co., Inc. has been retained for solicitation of all brokers and nominees for a fee of $3,500 plus customary out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock of the Company.

     No other matters will be presented to the stockholders for formal action at the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SHELDON I. CAMMAKER
                                          Secretary

January 9, 1998

                               EMCOR GROUP, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 12, 1998

    The undersigned hereby appoints Frank T. MacInnis, Sheldon I. Cammaker and Leicle E. Chesser, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of the stockholders of EMCOR Group, Inc. to be held in Room B at the Marriott Courtyard, 474 Main Avenue, Norwalk, Connecticut, on Thursday, February 12, 1998 at 10:00 A.M. (local time), and all adjournments thereof, as indicated on the reverse side.

    PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

    Unless otherwise marked, the proxies are appointed with authority to vote 'FOR' the proposed amendment to the Restated Certificate of Incorporation of the Company.

(Continued and to be signed on the reverse side.)

                                        EMCOR GROUP, INC.
                                        P.O. BOX 11079
                                        NEW YORK, NY 10203-0079

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE PROPOSED
             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

1. Adoption of Proposed Amendment to the Restated Certificate of Incorporation
  FOR  / /       AGAINST  / /       ABSTAIN  / /

                                           Change of Address and/or
                                           Comments Mark Here  / /

                                        In their discretion to vote upon other
                                        matters that may properly come before
                                        the meeting.
                                        Please sign exactly as your name appears to the left.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give your full title. If shares
                                        are held jointly, each holder should
                                        sign.

                                        Dated: ___________________________, 1998

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature

                                        Votes must be indicated (x) in Black or
                                        Blue ink.                            / /

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.